EXHIBIT 99.1

PRESS CONTACT:
Steve Simon
S&S Public Relations, Inc.
847/955-0700 ext. 9347
steve@sspr.com

                   Onelink4travel, PayPal Expand Relationship
                               With New Agreements

SAN FRANCISCO, CA - March 10, 2005 - Onelink4travel, Inc. (OTCBB: OLKT), a provider of integrated global distribution and financial settlement services to the travel and tourism industry, announced today it has signed processing, product integration and referral agreements with PayPal, Inc. The agreements, among other provisions, authorize Onelink4travel to offer PayPal as a payment option to travel agencies and travel industry providers located in the U.S. and Canada.

     Onelink4travel announced its initial contract with PayPal in August 2004, making the global online payment service Onelink4travel's primary payment mechanism for roll-out of its service in the UK and Ireland. "Onelink4travel is pleased to expand its relationship with one of the financial industry's most progressive service providers," said Bill Guerin, chairman and CEO of Onelink4travel. "With nearly 64 million accounts in 45 countries around the world, PayPal is clearly of great appeal and value to our existing and prospective travel industry clients. We believe travel agents and travel suppliers alike will see the direct business benefits of working with both PayPal and Onelink4travel."

     With these new agreements Onelink4travel also expands its commitment to PayPal as its primary payment mechanism for roll-out of its services, adding the U.S. and Canadian markets to the UK and Ireland.

     Onelink4travel, founded in 2002, is a business-to-business, Internet-enabled company that offers the travel industry the first integrated booking and financial settlement service for non-air products and services. As a pioneer in its field, Onelink4travel gives travel agents as well as hotels, rental cars, passenger rail services, cruise and ferry lines, attractions and other service providers the opportunity for up-front payment, as well as a simplified booking and reservations process.

     Onelink4travel's marketing efforts in support of its newly expanded PayPal relationship will begin next month. For more information about Onelink4travel and its service offerings, visit www.onelink4travel.com.

About Onelink4travel, Inc.:
Onelink4travel (OTCBB: OLKT) is a provider of integrated global distribution and financial settlement services to the travel and tourism industry. The firm is the first of its kind to offer non-airline travel suppliers the ability to distribute a pre-paid product through travel agents worldwide, and to effect financial settlement through a single, online global distribution and financial settlement system. Onelink4travel's mission is to increase the number and quality of online bookings made through global

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Onelink4travel, PayPal Expand Relationship With New Agreements--Page 2

retail travel channels while improving cash flow and reducing distribution costs, ultimately resulting in lower prices for the consumer. Headquartered in San Francisco, Onelink4travel is operated by an experienced team of travel distribution professionals, financial settlement experts and established travel technology partners. For more information, visit www.onelink4travel.com.

This press release is not a solicitation to buy or sell securities. This press release includes "forward looking statements" as defined by the Securities and Exchange Commission (the "SEC"). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors the Company believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including delays in development and implementation of the Company's system, market acceptance of the new system and problems in obtaining additional financing. Furthermore, the Company does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this release should be considered in conjunction with the warnings and cautionary statements contained in the Company's recent filings with the SEC.



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